Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations	CarolAnn Hibbard, 508.661.2264, news@ameresco.com
	Investor Relations	John Granara, 508.661.2215, ir@ameresco.com
Gary Dvorchak, CFA, The Blue Shirt Group, 323.240.5796,
ir@ameresco.com
Ameresco Reports Third Quarter 2017 Financial Results

Third Quarter 2017 Financial Highlights (year over year):

•	Revenues of $204.7 million, compared to $180.6 million, up 13%

•	Net income attributable to common shareholders of $8.5 million, compared to $5.7 million, up 49%

•	Net income per diluted share of $0.19, compared to $0.12, up 58%

•	Adjusted EBITDA of $20.8 million, compared to $19.2 million, up 9%

•	Total project backlog of $1.7 billion, up 15%

•	Fully contracted backlog of $627.5 million, up 41%

FRAMINGHAM, MA - October 31, 2017 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter ended September 30, 2017. The Company has also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information includes non-GAAP financial metrics, and has been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.

Management Commentary

“We had a great quarter,” said George P. Sakellaris, President and Chief Executive Officer of Ameresco.  “We are utilizing innovative technologies to increase the size and value of our efficiency projects.  We are also pursuing ways to expand our addressable market.  And we continue to grow our energy asset portfolio, which produces high margin recurring revenue.”

Sakellaris continued, “Our strategy drove excellent results, with earnings and EPS up double digits.  We are confident we will conclude the year with solid momentum. We believe this momentum will continue into the new year as well, and we look forward to even more success in 2018.”

Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Third Quarter 2017

Revenues were $204.7 million, compared to $180.6 million. Operating income was $14.3 million, compared to operating income of $9.9 million.

Net income attributable to common shareholders was $8.5 million compared to $5.7 million, and net income per diluted share was $0.19 compared to $0.12. Non-GAAP EPS was $0.18, compared to $0.16.

Adjusted EBITDA, a non-GAAP financial measure, was $20.8 million, compared to $19.2 million.

Additional Third Quarter 2017 Operating Highlights:

•	Cash flows used in operating activities were $39.4 million, compared to $7.7 million, and adjusted cash from operations, a non-GAAP financial measure, was $8.9 million, compared to $18.7 million.

•	Total project backlog was $1,724.5 million and consisted of:

◦
$627.5 million of fully-contracted backlog, representing signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next two to four years, on average; and

◦	$1,097.0 million of awarded projects, representing projects in development for which we do not have signed contracts.

•	Assets in development were $177.7 million or 87 MWe.

FY 2017 Guidance
Based on year to date performance and expectations for the remainder of 2017, Ameresco is revising its 2017 outlook. Ameresco expects to earn total revenue in the range of $680 million to $705 million in 2017. The Company also expects adjusted EBITDA for 2017 to be in the range of $61 million to $65 million and net income per diluted share to be in the range of $0.39 to $0.43 for 2017. This guidance excludes the impact of any non-controlling interest activity and our restructuring activities, as well as any related tax impact.

Share Repurchase Program

Through the end of the third quarter, the Company repurchased 1,828,213 shares of its Class A common stock for $9.3 million. The Company has approximately $5.7 million of remaining authorization under the share repurchase program it announced in May 2016.

Webcast Reminder
The Company will host a conference call today at 8:30 a.m. ET today to discuss results.
The conference call will be available via the following dial in numbers:

•	U.S. Participants: Dial 1-877-359-9508 (Access Code: 96103106)

•	International Participants: Dial 1-224-357-2393 (Access Code: 96103106)

Participants are advised to dial into the call at least ten minutes prior to register.
A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com.
An archived webcast will be available on the Company’s website for one year.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, non-GAAP EPS, non-GAAP net income and adjusted cash from operations, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe. Ameresco’s sustainability services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions and restructuring activities; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; market price of the

Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the U.S. Securities and Exchange Commission on March 3, 2017. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$29,559	$20,607
Restricted cash	15,789	12,299
Accounts receivable, net	64,230	85,354
Accounts receivable retainage, net	17,447	17,465
Costs and estimated earnings in excess of billings	82,647	56,914
Inventory, net	8,602	12,104
Prepaid expenses and other current assets	13,836	11,732
Income tax receivable	521	406
Project development costs	12,584	9,180
Total current assets	245,215	226,061
Federal ESPC receivable	210,472	158,209
Property and equipment, net	4,830	5,018
Energy assets, net	357,155	319,758
Goodwill	56,107	57,976
Intangible assets, net	2,801	3,931
Other assets	27,065	26,328
Total assets	$903,645	$797,281

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and capital lease liabilities	$24,155	$19,292
Accounts payable	122,731	126,583
Accrued expenses and other current liabilities	23,203	22,763
Billings in excess of cost and estimated earnings	17,772	21,189
Income taxes payable	2,849	775
Total current liabilities	190,710	190,602
Long-term debt and capital lease liabilities, less current portions and net of deferred financing fees	178,142	140,593
Federal ESPC liabilities	188,422	133,003
Deferred income taxes, net	2,855	9,037
Deferred grant income	7,326	7,739
Other liabilities	16,666	15,154

Redeemable non-controlling interests	7,532	6,847

Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at September 30, 2017 and December 31, 2016	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 29,331,715 shares issued and 27,503,502 shares outstanding at September 30, 2017, 29,005,284 shares issued and 27,706,866 shares outstanding at December 31, 2016	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at September 30, 2017 and December 31, 2016	2	2
Additional paid-in capital	115,461	112,926
Retained earnings	212,033	194,353
Accumulated other comprehensive loss, net	(6,091)	(6,591)
Less - treasury stock, at cost, 1,828,213 shares at September 30, 2017 and 1,298,418 shares at December 31, 2016	(9,416)	(6,387)
Total stockholders' equity	311,992	294,306
Total liabilities, redeemable non-controlling interests and stockholders' equity	$903,645	$797,281

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$204,744	$180,598	$506,019	$477,002
Cost of revenues	163,377	141,803	403,320	378,675
Gross profit	41,367	38,795	102,699	98,327
Selling, general and administrative expenses	27,027	28,852	80,164	81,880
Operating income	14,340	9,943	22,535	16,447
Other expenses, net	1,668	2,268	5,232	4,961
Income before provision for income taxes	12,672	7,675	17,303	11,486
Income tax provision	3,881	1,865	4,296	2,872
Net income	8,791	5,810	13,007	$8,614
Net (income) loss attributable to redeemable non-controlling interests	(298)	(95)	673	149
Net income attributable to common shareholders	$8,493	$5,715	$13,680	$8,763
Net income per share attributable to common shareholders:
Basic	$0.19	$0.12	$0.30	$0.19
Diluted	$0.19	$0.12	$0.30	$0.19
Weighted average common shares outstanding:
Basic	45,524,041	46,360,575	45,500,476	46,606,494
Diluted	45,770,568	46,430,163	45,663,784	46,669,036

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2017	2016
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$13,007	$8,614
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation of energy assets	15,822	14,139
Depreciation of property and equipment	1,931	2,300
Amortization of deferred financing fees	1,194	994
Amortization of intangible assets	1,082	1,793
Provision for bad debts	68	5,137
Gain on sale of assets	(104)	—
Unrealized gain on ineffectiveness of interest rate swaps	(206)	(227)
Stock-based compensation expense	976	1,086
Deferred income taxes	(2,139)	(344)
Unrealized foreign exchange gain	(1,494)	(277)
Changes in operating assets and liabilities:
Restricted cash	(154)	(4,592)
Accounts receivable	22,599	(7,136)
Accounts receivable retainage	308	(403)
Federal ESPC receivable	(119,093)	(83,431)
Inventory, net	3,503	(165)
Costs and estimated earnings in excess of billings	(24,403)	28,119
Prepaid expenses and other current assets	(2,271)	(3,292)
Project development costs	(4,028)	838
Other assets	55	(137)
Accounts payable, accrued expenses and other current liabilities	4,772	(1,225)
Billings in excess of cost and estimated earnings	(4,283)	(9,510)
Other liabilities	(255)	(2,005)
Income taxes payable	2,357	2,348
Cash flows from operating activities	(90,756)	(47,376)
Cash flows from investing activities:
Purchases of property and equipment	(1,922)	(2,696)
Purchases of energy assets	(68,736)	(45,205)
Proceeds from sale of assets of a business	2,777	—
Acquisitions, net of cash received	(2,409)	—
Cash flows from investing activities	(70,290)	(47,901)
Cash flows from financing activities:
Payments of financing fees	(2,024)	(1,266)
Proceeds from exercises of options	1,559	969
Repurchase of common stock	(3,029)	(4,451)
Proceeds from senior secured credit facility, net	12,847	7,501
Proceeds from long-term debt financings	48,885	7,803
Proceeds from Federal ESPC projects	122,340	65,075
Proceeds from sale-leaseback financings	30,611	17,045
Proceeds from investment by redeemable non-controlling interests, net	1,358	6,456
Restricted cash	(2,143)	2,952
Payments on long-term debt	(40,228)	(9,246)
Cash flows from financing activities	170,176	92,838
Effect of exchange rate changes on cash	(178)	(849)
Net increase (decrease) in cash and cash equivalents	8,952	(3,288)
Cash and cash equivalents, beginning of period	20,607	21,645
Cash and cash equivalents, end of period	$29,559	$18,357

Non-GAAP Financial Measures (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net income attributable to common shareholders	$8,493	$5,715	$13,680	$8,763
Impact from redeemable non-controlling interests	298	95	(673)	(149)
Plus: Income tax provision	3,881	1,865	4,296	2,872
Plus: Other expenses, net	1,668	2,268	5,232	4,961
Plus: Depreciation and amortization of intangible assets	6,563	6,290	18,835	18,232
Plus: Stock-based compensation	326	328	976	1,086
Plus: Restructuring and other charges	8	2,630	252	6,059
Plus: Non-Core Canada project loss	(413)	—	(413)	—
Adjusted EBITDA	$20,824	$19,191	$42,185	$41,824
Adjusted EBITDA margin	10.2%	10.6%	8.3%	8.8%

Non-GAAP net income and EPS:
Net income attributable to common shareholders	$8,493	$5,715	$13,680	$8,763
Impact from redeemable non-controlling interests	298	95	(673)	(149)
Plus: Restructuring and other charges	8	2,630	252	6,059
Plus: Non-Core Canada project loss	(413)	—	(413)	—
Plus: Income Tax effect of non-GAAP adjustments	—	(868)	(44)	(1,430)
Non-GAAP net income	$8,386	$7,572	$12,802	$13,243

Diluted net income per common share	$0.19	$0.12	$0.30	$0.19
Effect of adjustments to net income	(0.01)	0.04	(0.02)	0.09
Non-GAAP EPS	$0.18	$0.16	$0.28	$0.28

Adjusted cash from operations:
Cash flows from operating activities	$(39,386)	$(7,654)	$(90,756)	$(47,376)
Plus: proceeds from Federal ESPC projects	48,304	26,316	122,340	65,075
Adjusted cash from operations	$8,918	$18,662	$31,584	$17,699

			September 30,
			2017	2016
			(Unaudited)	(Unaudited)
Construction backlog:
Awarded(1)			$1,097,000	$1,054,500
Fully-contracted			627,500	443,800
Total construction backlog			$1,724,500	$1,498,300
Energy assets in development(2)			$177,700	$149,000

	Three Months Ended September 30		Nine Months Ended September 30
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
New contracts and awards:
New contracts	$146,700	$139,900	$440,200	$382,800
New awards(1)	$230,100	$78,400	$579,500	$481,500
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed
(2) Estimated total construction value of all energy assets in construction and development

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
(in thousands)
Year Ended December 31, 2017
	Low	High
Operating income	$34,000	$37,000
Depreciation and amortization of intangible assets	26,000	26,000
Stock-based compensation	1,000	2,000
Restructuring and other charges	—	—
Adjusted EBITDA	$61,000	$65,000
Exhibit A: Non-GAAP Financial Measures
We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, stock-based compensation expense, restructuring charges, loss related to a significant non-core project in Canada and charges related to a significant customer bankruptcy. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, stock-based compensation expense, restructuring charges and loss related to a significant non-core project in Canada. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.
Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.
During the first quarter of 2016, we changed our calculation and presentation of adjusted EBITDA to exclude restructuring charges and losses related to a significant non-core project in Canada and during the third quarter of 2016, we changed our calculation and presentation of adjusted EBITDA in order to exclude charges related to a significant customer bankruptcy. We do not consider these items indicative of our core operating performance. Adjusted EBITDA and adjusted EBITDA margin for the prior periods have been recalculated to be presented on a comparable basis.

Non-GAAP Net Income and EPS
We define non-GAAP net income and earnings per share ("EPS") to exclude certain discrete items that management does not consider representative of our ongoing operations, including restructuring charges, loss related to a significant non-core project in Canada, impact from redeemable non-controlling interest and charges related to a significant customer bankruptcy. We consider non-GAAP net income and non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.
Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.